UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	000-54288	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E-5-2, Megan Avenue 1, Block E

Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 2162 0773
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2016, PGCG Assets Holdings Sdn Bhd, a Malaysia corporation and our wholly owned subsidiary (“PGCG Assets”), entered into a memorandum of understanding (“MOU”) with Yong Tai Berhad, a Malaysia corporation (“YTB”) engaged in the business of commercial and residential property development, to jointly develop certain land located at Puncak Alam held under H.S.(D) 5460, PT No. 9135, Mukim Ijok, Daerah Kuala Selangor, Negeri Selangor, measuring approximately 21.8921 hectares.

On February 15, 2017, PGCG Assets and YTB entered into a Mutual Termination of Memorandum of Understanding (the “Termination MOU”) pursuant to which the parties mutually agreed to terminate the MOU. The parties further confirmed that there was no monetary payment due to either party pursuant to the MOU or the Termination MOU.

The foregoing description of the Termination MOU is qualified in its entirety by reference to the copy of the Termination MOU, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Mutual Termination of Memorandum of Understanding dated February 15, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: February 21, 2017

	By:	/s/ Weng Kung Wong
Weng Kung Wong
Chief Executive Officer, Interim Chief Financial Officer and Interim Secretary